Exhibit 99.02

Final Transcript
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Conference Call Transcript AB - AllianceBernstein Holding LP at Bank of America Merrill Lynch Banking and Financial Services Conference Event Date/Time: Nov 15, 2011 / 08:00PM GMT

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Final Transcript
Nov 15, 2011 / 08:00PM GMT, AB - AllianceBernstein Holding LP at Bank of America Merrill Lynch Banking and Financial Services Conference

CORPORATE PARTICIPANTS

Peter Kraus
AllianceBernstein Holding L.P. - Chairman and CEO

CONFERENCE CALL PARTICIPANTS

Cynthia Mayer
BofA Merrill Lynch - Analyst

PRESENTATION

Cynthia Mayer - BofA Merrill Lynch - Analyst

Good afternoon and welcome to the Alliance presentation. It's obviously been a kind of a tough year for Alliance with assets under management continuing to show outflows, but the pace is improving, at least based on our estimates for October, and despite the outflows, Alliance at $424 billion is one of the broadest, most global asset managers with assets in all product types, three channels, including a very respected private client business.

With us there today is Chairman and CEO Peter Kraus. Peter's been CEO since late 2008, before which he was Merrill Lynch and before that Goldman Sachs Asset Management.

With that, I'm going to turn it over to Peter and then we'll come back for questions in 25 minutes.

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

Thank you, Cynthia. And I do think we have had our challenges, but I'm pleased to be here talking to all of you about AB and what we are and what we can do in the future.

So, with that, let me start with an overview of AllianceBernstein, what we are, where we are, how our business is evolving to meet client needs, our challenges and opportunities.

Secondly, I'd like to review our long-term strategy. We're near three years into executing our long-term strategic plan and that is to position the firm for success and, even with the challenges this market has presented, we are making progress on that

So, at the end, I'm happy to take questions, as Cynthia mentioned, so let's start.

So, here's a view of AB's asset management business as it looks today. People who describe us as a value equity shop clearly haven't been paying that much attention over the last few years. We've historically had more of an equity bias, for sure, however since 2008 we've invested in leveraging our strong investment performance into fixed income by launching new products and expanding overseas in both institutional and in retail.

We've also focused on equities beyond large cap, where we see opportunities for growth and where clients are demanding innovative new products and services.

Today, fixed income represents just over half of our total AUM of $424 billion, core large-cap equities is about a quarter and new and growing categories like asset allocation, alternatives and equities beyond large cap represent a significant share, as well.

Institution remains our largest channel at 56% of AUM, but the success we've seen in retail, particularly with international clients, has made that business more prominent in our mix.

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Final Transcript
Nov 15, 2011 / 08:00PM GMT, AB - AllianceBernstein Holding LP at Bank of America Merrill Lynch Banking and Financial Services Conference

The stability of private clients has also been a constant throughout, an important reminder, and our global footprint is reflected in a client base that's now about two-thirds US and one-third non-US. It's also reflected in our people, who are on the ground around the world as you can see. With more than 290 buy and sell-side analysts in major markets on every continent, our dedication to a research-driven culture remains and is truly global and integrated.

We also continue to invest in both global expansion and innovation in our industry-leading sell-side franchise, Sanford C. Bernstein. We now have over 400 SCB employees in seven offices in the US, Europe and Asia. We've added six new analysts in Asia this year and expect to meet our target of 12 publishing analysts by the end of next year.

In Europe, our research profile continues to grow. We hosted our fifth annual European conference this year with record attendance that's tripled since our first conference. And in our new business initiatives, derivatives trading and US electronic trading in Europe, keep growing, even as the markets have been challenging.

We've held our edge in US research, always ranking high in independent annual researcher views, as well as rankings with our clients. This is a business that averages hundreds of media mentions a month, so we feel very good about reputation as thought leaders in the business and in growing our profile overseas.

From one leading franchise to the next, our unique private client business also sets AllianceBernstein apart. The stability of the business, which we haven't focused on all that often over the past few years, is a testament to the strength of our advisers and their enduring relationships with our clients. We've maintained stable AUM and a client base because our people have stayed committed to our investment philosophy and our firm.

Beyond client retention, we will exceed industry standards for other metrics like revenue per advisor. Yields remain steady on the $70 billion in private client AUM and the mix has continued to improve. Private client contributes about a third of our firm's top line and revenues are up 5% year to date. It's a great business for us and it's a great business for us to be in.

So, that's who we are and what makes AB unique. Now, I want to spend a few minutes on how we've been evolving our business over the past three years to be more diversified and to capitalize on the long-term growth opportunities that we see in the global marketplace.

By investing and innovating in fixed income, equities beyond large cap, alternatives and asset allocation strategies, we've grown these areas by nearly 40%. They now represent more than three-quarters of the firm's AUM and the fees these asset categories earn have gone from less than 40% of our total on an annualized basis, to over 60% today.

Certainly, the contraction of our large-cap equity business has been a major factor in these other areas growing in percentage terms since the end of 2008, but we've grown them organically as well. In the asset allocation business, for example, net new assets account for about two-thirds of the 80% AUM growth we've achieved since the end of 2008. And in fixed income, of the $50 billion increase in AUM, $10 billion has come from net new assets we've attracted through consistent performance of our new and legacy products.

We'll keep focusing on these growing areas because they play a critical part in our long-term strategy to position AB for success. The plan we're executing is built on four primary initiatives. While we've mentioned these before, they bear repeating.

First and foremost, restore our performance track record and our client confidence. Second, diversify our business to provide balance and support stable growth in many different market environments. Third, meet evolving client demand for innovative new products and services. And lastly, improve operating leverage and financial performance for our unitholders.

For the past two years we've made steady progress in each of these areas, though, at times, difficult to see. But to take them one by one, this slide highlights where we have top performing strategies for the one, three and five-year periods in the areas that represent the best long-term growth potential. Being competitive in large asset categories is the only way we can win over consultants and clients.

You can see how strong fixed income has been, even taking into account a tough third quarter. In many cases, our services are outperforming much larger players in the space. Our Global Fixed Income ranks in the top two quartiles for the one, three and five year periods. US Core Fixed Income we rank top quartile for the three year.

Emerging Market Debt is a $285 billion category that's seen significant flows over the past year. We've performed very well over all those periods.

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Final Transcript
Nov 15, 2011 / 08:00PM GMT, AB - AllianceBernstein Holding LP at Bank of America Merrill Lynch Banking and Financial Services Conference

In equities, we're very strong in small- and mid-cap growth, top quartile across time periods with premiums of 500 basis points or more. With the Select Equity strategies we recently rolled out, we're offering another service with a very strong long-term track record.

Of course, we'd like to be showing far more services on this slide, yet we're encouraged by the strength we have in the areas beyond large-cap equities and we're focused on diversifying our asset base and client offerings. And many of our core large-cap services recently, in the month of October, for example, had a very good showing.

We also find it encouraging that investment strategies that are working well in the current equity markets are also working for us. This slide shows some of our investment portfolios at the short duration end and at the high-conviction and long-duration end.

As you can see, the portfolios that capitalized on what's working now -- high dividend payout, current earnings and, in certain funds, low beta -- are performing well. Equity income and US and Global Market Neutral, newer strategies of ours, are outperforming for the year to date, as is our Select Equity strategy brought over by Kurt Feuerman.

When you look at the other end of the spectrum where we invest in high-conviction, long-duration ideas, you can see that our year-to-date performance in these strategies trails the benchmark. We recognize that the underperformance on the right side of the slide represent a much larger share of equity AUM than the outperformance on the left, but our equity assets are concentrated -- and our equity assets are concentrated in the long-duration strategies.

I'll talk more about this in a moment about the new products we're introducing as part of our commitment to deliver a broad set of investment solutions to our clients. At the same time, we still believe our long-term portfolios are positioned properly. We've been in a period when traditional principles of investing like low average long-term earnings growth potential in the growth side and low PE and price-to-book in value investing seem to no longer apply. But 40 years of experience tells us the rules of investing have not changed for good.

In fact, we've seen more rational markets in the fourth quarter to date than we've seen all year. We expect the market will come around on fundamentals like earnings growth, free cash flow, yield and valuation and when that time comes, our consistency and discipline will once again be considered virtues.

Even when performance turns in a sustainable way in large-cap equity -- and we know that it will -- we will never return to our over-concentration of the past. We see too many opportunities in the world to exploit. Fixed income is the most obvious example. Not only is this business our largest AUM now, it's shown the greatest non-US growth and we've broadened our product offerings and our client base.

Since the beginning of 2009, we've launched more than 30 new fixed-income products, two-thirds of them for international clients. During that time, international AUM has grown by more than 50%.

Retail is another success story for us, here and abroad. By refocusing on product innovation, we've revived and strengthened our client relationship. It's hard to believe now, but we just -- we but launched just one new product, one new product, in all of 2008. Since then, we've launched 52 new products that together have gathered $11 billion in assets. Each year we've introduced more products than the year before and with four new launches in the third quarter, we've introduced more offerings for year-to-date 2011 than we did in 2010.

Again, we've focused on non-US markets for potential growth. Of these new products, 10 were offered to the Japanese marketplace and 8 to Asia, ex-Japan. You can see that the focus comes through in our year-to-date retail sales. More than half are to Asia and Japan.

We're also on to something with new initiatives we've cultivated and invested in for years, game changers like customized retirement strategies, target date funds for DC plans -- $11 billion today. Dynamic asset allocation, a strategy for dampening volatility without sacrificing returns we started in our private client channel and have since taken to both retail and institutional, as well -- $25 billion today. Emerging markets, a very important, fast-growing part of the world -- $34 billion today. Alternatives in areas that can represent high growth and high returns -- $13 billion today.

So, let's spend a little more time on a few of these. With each year that passes and each new industry survey that comes out, it's clear all the time that the shifts from defined benefit to defined contribution is here to stay. The DC market could be worth some $6 trillion within the next 10 years and if target date keeps growing like it is, it could be half of that or $3 trillion, 10 times the current market size and larger than all of DC today.

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Final Transcript
Nov 15, 2011 / 08:00PM GMT, AB - AllianceBernstein Holding LP at Bank of America Merrill Lynch Banking and Financial Services Conference

Even a small share in a market that size represents a sizable business and we think that our unique and innovative customized retirement strategies offers a position for us to capture our piece of that opportunity. In the past five years, we've built an $11 billion CRS business. We think it will be multiples of that.

We've signed blue-chip clients like United Technologies, Merck, Yum Brands and the State of Washington. Two of our largest clients just funded mandates this quarter totaling $2.6 billion. CRS is not only representing a larger share of potential new institutional business -- it was 41% of our $7 billion pipeline at the end of the third quarter -- it's also becoming a more profitable business, as more clients hire us for asset management services rather than just the glide path alone.

Dynamic asset allocation is another differentiated strategy of ours that is playing a critical role in our long-term strategy to meet clients' evolving needs. We introduced DAA in the private client channel in April of 2010 as a way to mitigate volatility in client portfolios without sacrificing returns. Needless to say, this year's markets have put this offering to the test.

Slide 14 illustrates how we've altered our equity weightings over time to adjust to market dislocations like the Japanese earthquake and European debt crises. Most recently, we were significantly underweight equities during the market downdraft in September. The bottom left chart shows how our approach is tailored to different clients and the bottom right chart shows how, in each case, we've managed with DAA to reduce volatility but not at the expense of returns.

From inception through the end of October, DAA has reduced volatility by 2.1 percentage points for the average 80/20 equity/fixed-income investor, 1.5 percentage points for the average 60/40 investor and 0.5 percentage points for the average 30/70 investors versus accounts without DAA. And while DAA was designed to mitigate volatility without sacrificing return, we've found that for clients with DAA have, on average, been slightly higher than they would have been without it.

At a time when so many of our clients are focused on macro trends, we're able to make them feel comfortable in a volatile market with DAA. This, along with the trusted relationships that our advisors have with clients has helped us retain relationships and assets through trying times and to grow DAA business faster than any other new product launch in our history. Today, DAA AUM totals $25 billion, with about 70% of our clients participating through asset overlay.

Since, we've taken DAA to the insurance and sub-advisory clients as well with similar success. Using DAA's volatility management capabilities, we can de-risk portfolios in times of high volatility and increase exposure when opportunities seem to outweigh risks. We now have five of the top 20 US insurers as DAA variable annuity clients. Gross sales have averaged nearly $290 million per month since June and total AUM is $1.4 billion as of the end of September.

We offer other risk management services, as well, to insurers, including expected tailoff parity, a quant-only strategy that seeks to protect against extreme losses, risk-completion services that seek to offset active risks for insurers like the crowding that happens when there are too many active managers in a particular trade or factor, and leveraging our trading platform to execute on client algorithms that track risk and adjust allocations accordingly, for example, tracking VIX and shifting assets between equity and fixed income in relationship to trends in market volatility.

We're introducing volatility management in our College-Bound Fund 529 offering, as well, which is the nation's second-largest advisor sold college savings program. With volatility management, we can reduce exposure to equities based on trends in risk and return environment and de-risk into bonds, cash and hedge currency exposure. These services show how we're using our capabilities to meet client needs and tailor specific strategies to any market environment.

Similarly, we're tailoring our emerging markets investment capabilities for clients in our new Emerging Markets Multi-Asset offering, EMMA. Emerging markets is an asset class that has really only been around since the mid-'90s, but during that time, it's exploded as an area of long-term opportunity and growth and we've built a track record of success in both value and debt investing, outperforming the benchmark in each case by around 3 percentage points since we launched the services.

With strength in both, we thought we had something compelling to offer clients looking for a multi-asset solution by combining them. We rolled out EMMA in the UK and Europe this summer, then in the US private client and institutional early this fall and we just launched a LUX fund in October.

Like DAA, EMMA is designed to dampen volatility without sacrificing returns and managed by the portfolio managers, not just a formulaic approach. And also like DAA, it's off to a strong start. Launched when markets were most volatile, EMMA's vol since inception has been muted by its debt weighting, while performance has been better than its equity benchmark. Clients like it too, more proof that we can engage them with new offerings and strategies that are performing well.

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Final Transcript
Nov 15, 2011 / 08:00PM GMT, AB - AllianceBernstein Holding LP at Bank of America Merrill Lynch Banking and Financial Services Conference

The last area I'll touch on where we're introducing new offerings to meet clients' demands is alternative. Through small acquisitions and target -- and team lift-outs, we've been building a diverse alternatives platform for three years. Today we have about $13 billion in alternatives AUM across areas like fund-of-funds, market neutral, long-short equity and distressed assets.

We will keep looking for opportunities to bolster this strategy, which we see as offering high returns to clients over the long term, but will remain selective, as well, in terms of both the teams we bring in and the strategies that they manage.

Of course, our own financial performance is a primary factor and a final tenet of our long-term strategy to position AB for a strong future. The markets certainly have made this any easier on us, but we've still made progress.

The two areas we've focused most are in occupancy and IT operations expense and in both areas we've achieved quite a bit of rationalization. You saw that in both the third quarter 2010 and this most recent quarter, we recorded expenses associated with consolidating office space in the New York metro area and in the City of London. Over time, we're aligning our space and expense associated with it with our needs. We'll keep evaluating this in ever major market where we operate and analyzing where it is possible or feasible to exit leases or sub-let space.

We also just announced today the successful outcome of an effort to enhance our IT operations efficiency which has been underway for quite some time. We finalized an agreement with State Street to outsource some of our operating services to them. These include trade settlement, portfolio administration reconciliation, client reporting and performance measurement for investment services, totaling about $300 billion AUM.

In the transition, AB employees effectively became State Street employees. This improves our operating efficiency and reduces our operational risk in a way that is seamless to our clients. As importantly, for us, when revenue growth returns, we've scaled our business to see an immediate impact on margins. Consequently, we can spend more time focusing on our investments and producing returns and providing financial success to our unitholders.

So, that's how we've made progress over the past three years on all of our key, long-term initiatives. What have we done recently? Each quarter, we update the Street on new accomplishments and here they are for the third quarter.

On the performance front, our Global Fixed Income franchise held up well in difficult times. They've maintained high one, three and five-year standings. US small- and mid-cap growth and relative value also outperformed.

As for diversification, I mentioned EMMA's launch during the quarter. We also added new mandates to our institutional pipeline and diverse services like US, Europe and emerging markets fixed income, as well as Japan equity.

With innovative new offerings we shared that CRS has grown organically by 45% year to date and through the third quarter dynamic asset allocation did exactly what it was designed to do, it reduced volatility in client portfolios during turbulent times.

Finally, with financial performance, we finished consolidating our London space and we've been diligent in managing expenses in a declining revenue environment.

Even as we demonstrate new progress in our long-term strategic initiatives each quarter, we aren't satisfied. We're constantly focused on doing more, faster, to restore client confidence and trust and to return to growth. At the same time, we feel it's important to recognize how far we've come as a firm during some extraordinary challenging times in global markets and to acknowledge all that's going right for the firm right now, and there's a lot.

Fixed income franchise continues to outperform virtually across the board and to grow and to thrive here and abroad. We are seeing pockets of strength in equities. Clients and consultants are engaging with us in a way we haven't seen in years, willing to consider us for searches when we can show them what we have done in those services and the performance they're looking for.

Our revived retail complex is enduring a period of extreme uncertainty fueled by success with new products. Our private client business is proving just how important and valuable strong client relationships and attentive client service are in turbulent times and our sell-side research business is one of the very few in the world that is extending its global reach and raising its profile while still contributing significantly to the firm's bottom line.

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Final Transcript
Nov 15, 2011 / 08:00PM GMT, AB - AllianceBernstein Holding LP at Bank of America Merrill Lynch Banking and Financial Services Conference

To me, that's a lot to be proud of. I hope you agree and see, like we do, that there's only more progress to come.

Thanks for your time. Happy to take questions.

QUESTION AND ANSWER

Cynthia Mayer - BofA Merrill Lynch - Analyst

I'll start it up. A quick question on the State Street outsourcing. How shall we think about the savings of that or the -- any impact to current period expenses? It sounded like you're saying it will position you well as the asset base comes back, but what about the current period?

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

So, as you know, in any kind of an outsourcing like this, which is as large as this transaction, there is a lot of incremental expense that needs to be incurred. We need to run duplicate services, duplicates of operations, mapping over many different processes from our current services to State Street. That's all being absorbed within the process and will have no negative impact on the P&L during the time of the transition.

In fact, we expect that our expenses will remain relatively constant through that time period. What it does give us is expense variability. So, when revenues increase or decrease, we'll be able to achieve both scale on the way up and not suffer as much on the way down. That variability is extremely valuable to the unitholder and it also allows us to focus, as a management team, on providing more scale, technology and alpha-producing capability at the front end of the business, i.e., the investments.

So, in the next year-plus, we would expect not to see any significant financial effect of the State Street outsourcing. That outsourcing effectively becomes finalized some time two years out and then, when there are changes in revenues, we'd expect to see some of the financial gain.

Cynthia Mayer - BofA Merrill Lynch - Analyst

Okay. Maybe one question on the DDA, is it?

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

DAA.

Cynthia Mayer - BofA Merrill Lynch - Analyst

DAA, thank you. How is that -- what is the fee for that and how should we think about the benefits of it? Is it an overlay fee and its primary benefits are basically asset retention and just, actually, a way to bring people in? Or is it, itself, quite profitable?

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

In the private client space, we don't have an incremental fee for the DAA activity, because we charge, as I think you all know, a fee for all the services that we provide. It has done, though, in the private client space, exactly what you've said, which is differentiate us from other people operating in the private client activity.

We're one of the few firms, perhaps the only firm, that can actually offer a global asset allocation service that is as dynamic and as effective as this is. Many other organizations offer an asset allocation strategy, but they either offer it in a mutual fund or a separate account or they offer it as advice, they don't offer it as active management that's actually run by portfolio managers on a day-to-day basis.

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Final Transcript
Nov 15, 2011 / 08:00PM GMT, AB - AllianceBernstein Holding LP at Bank of America Merrill Lynch Banking and Financial Services Conference

Secondly, when we offer the DAA services outside of the private client channel, they carry fees that are commensurate with the kind of channels in which they operate. So, they don't look any different than any other service that we would sell in a either retail space or in sub-advised space.

Unidentified Audience Member

(inaudible question -- microphone inaccessible)

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

No, Bob, it's both. It's both institutional and retail and the growth we're seeing outside of the private client sector today is predominantly in the insurance-driven variable annuity market, which I guess you could call quasi-retail, quasi-institutional.

Cynthia Mayer - BofA Merrill Lynch - Analyst

I'm going to ask one more.

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

Go ahead.

Cynthia Mayer - BofA Merrill Lynch - Analyst

So, your sell-side research always does really well in the pools and I'm wondering if you feel as though you're extracting the full value of that yet and also, if there's going to be -- if you see any consolidation in that business, would you be interested in acquiring more in that business?

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

So, I think the places where the sell-side business is at its fully leveraged potential, subject to increases or decreases in the market, is in the US market. We've been operating here for many, many years and are pretty efficient and pretty well penetrated. We can always do better with our clients. We can always provide more service.

The algorithmic activity has grown in the United States and that has provided incremental revenues, over time, but there's not huge breakout opportunities in the US. However, in Europe and in Asia, that is not the case. In Europe, as I said, we just had our fifth annual conference there, and I'd say we're becoming a well-established provider of Bernstein-type research to the buy side in Europe and we're also beginning to establish bigger and bigger trading platforms and more attractive services for that client base.

Perhaps the most exciting opportunity, though, is Asia where we have a number of analysts publishing at the present time, 7 moving to 12. We've signed up lots and lots of clients in that space and we're just beginning to stream on actual trading activities.

We have a very differentiated product in that marketplace. While Bernstein always has had a differentiated research product, it's even more so in the Asian space. There's fewer, if anybody, that's actually providing the same style of research, same quality, same depth, and it's resonating very well with that client base.

So, I think the opportunity, longer term, for SCB is consistent growth in the United States. We continue to take market share as we've gone through the global financial crisis and continued through that 'til today and market share growth in Europe and an establishment of a business and fast growth in the Asian world.

Cynthia Mayer - BofA Merrill Lynch - Analyst

Just as a follow up to that, how do the margins of that business compare to the asset management business and if there is a real difference, does that ever give you pause about growing it further?

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Final Transcript
Nov 15, 2011 / 08:00PM GMT, AB - AllianceBernstein Holding LP at Bank of America Merrill Lynch Banking and Financial Services Conference

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

I think the -- first of all, there's a little bit of a lack of correlation between the two, as we've seen, actually, in 2008 and even 2011, when markets actually are underperforming. There tends to be a lot of volume that comes with that and, actually, SCB's revenues have improved. So, we like the fact that there is some lack of correlation between the buy-side business and asset growth and markets and volumes.

So, whatever the margins were, you sort of like that, because it's stabilizing. But secondly, the margins are, on the average, slightly below the averages of the asset management business. More importantly, the asset management margins can expand rapidly with large size. That's more difficult to do in the sell-side business. The corridor of margins in the sell-side business is tighter, but then again, there's less volatility to it.

So, it's a little bit less correlated. It creates some consistency. It's got a very good growth track to it. It tends to track long-term volume growth. If you look over 20, 30 years in financial markets, you see 12%, 13% growth in transaction volume over time and SCB benefits from that and will continue to benefit from that.

Unidentified Audience Member

Could you speak a little bit about your niche (inaudible).

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

Thank you.

Unidentified Audience Member

Could you speak a little bit about your niche in the financial advisory business and what your expectations are, going forward?

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

Sure. Our financial advisory business, first of all, is a US-based business and we would intend for it to continue to be focused in that area. Secondly, we think that we are unique in that space -- and it's hard to say you're ever unique -- but we think we are unique in that space because, one, we're nation-wide. Two, we offer a product or a service that is very focused on the overall generation of wealth within a risk-managed solution set and that's predominantly what we're providing people, not Product A and Product B and Product C.

Within that offering, of course, we have historically provided our clients with access to our equity products, and we continue to do that, and we've offered clients access to our municipal services, which we continue to do, all of which were managed on an institutional basis and, differently in the last two years, we've actually offered our clients opportunity to invest in alternatives outside of AllianceBernstein.

And so what we said is, in the long-only world, the dispersion of returns between long-only managers tends to be tight. You're confronted with adverse selection when you're hiring managers. You tend to hire managers that have good performance and fire them when they have bad performance. They have styles and biases. If you stick with them over long periods of time and they're good managers, they outperform. If you fire them when they have weak performance, you don't benefit when they come back. So, we tend to have a lot of consistency in the long-only side of the business.

In the hedge fund side of the business, it's different. The dispersion of returns are much greater. Benchmarks are not available. There's more risk, more difficulty in actually determining whether managers stick to what they say they're going to do. And so, there we think you still can't tell when a manager's going to outperform or underperform, but you definitely have a higher probability that managers migrate back and forth and that managers actually change and that they have unanticipated risks that you need to address.

So, we choose managers from the outside point of view in the alternative space, but in the long-only spaces we still are committed to our long-only and municipal offerings. That, I think, is -- continues to be a sort of unique intellectual framework for the private client business.

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Final Transcript
Nov 15, 2011 / 08:00PM GMT, AB - AllianceBernstein Holding LP at Bank of America Merrill Lynch Banking and Financial Services Conference

In terms of how we prosecute that business from a commercial point of view, we continue to hire new FAs every year. We will not stop that. We will continue to grow that business. It is critical that you have a new group of people each year.

In order to grow the private client business in the mid-single-digits you need to hire new people. You need to retain your existing base and if you do that, you'll be able to grow the business at a, call it -- we'll call it 5% pace. If assets grow at 5% you get to 10%. If assets grow at slightly more than that, you'll do better. And then the existing advisors bring in new assets. And that's how you get to sort of the mid-teens.

So, I sort of see the private client business in three pieces -- new people you bring in, grow the advisors by 5%, the actual market grows the assets by 5% and if the advisors do the job for which they're compensated, they bring in new assets at 5% and you can get mid-teens returns.

So, over the cycle, you actually can grow these businesses in the low teens to 15%, over time.

Unidentified Audience Member

Sorry, is this back on? Yes. If you think about the location of our business, wirehouses versus IBD and, again, you have a very unique position in many regards, how do you see the fit?

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

Well, I think the wirehouses come from the perspective, historical perspective, of being distributors. They've migrated from distribution to managing assets or managing managers, but they still sit within a very large organization that uses them as a distributor of product.

We are not a distributor of product. We come from the perspective of providing advice on wealth and managing that. That's a distinct, fundamental and structural difference.

Also, our compensation system is different. Our compensation is focused on servicing clients and bringing in new assets as opposed to getting a constant percentage of compensation no matter what you sell.

So, those differences are structural and, I believe, are sustainable and will remain. And we have a different intellectual framework that also accomplishes or is connected to that strategy. And that's what I think makes it different and I think that makes it sustainably different.

Now, we have to perform, like anybody else, but I think if we have reasonable performance that business can grow. And if you have great performance, it grows even faster.

As we showed in the slide and as I said earlier in my comments, we don't talk about it that often. It's very sticky. It's very stable and that's been with very difficult performance on our part in a very difficult market.

We only have one microphone. We have to share.

Unidentified Audience Member

I can yell, if I have to.

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

Thank you.

Unidentified Audience Member

I wonder if you could comment a bit on the larger-cap equity strategies you're still trying to turn around, in particular your comments suggested that they are still quite market directional in their success ratio, if you will, and whether longer term that's where you'd want to be or any thoughts you have on whether you could make them more consistent or less sensitive to the direction of the market as they -- in their performance?

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Final Transcript
Nov 15, 2011 / 08:00PM GMT, AB - AllianceBernstein Holding LP at Bank of America Merrill Lynch Banking and Financial Services Conference

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

Yes, that's a great question. And, frankly, we spend a fair bit of time thinking about the sort of intellectual framework for this. So, part of what you saw in the slide was a reference to short duration and long duration.

So, the way we are trying to think about what we are doing for clients, and what I'm going to describe, I think we are trying to actually build out. But if you go back 30 years ago, we all invested in equities and bonds and if you were in the United States you owned US equities and US bonds. And then we discovered that well, if you owned European equities, maybe that was a little bit differentiated from US equities. And then you had large-cap and small-cap and value and growth and emerging and on and on, SMID, whatever.

And we had all these different asset classes. And then in 2008 we found out that, geez, all these asset classes look like they're very correlated. Not only that, they're also correlated with credit.

So everything that you did in terms of diversification actually diminished in terms of the impact, the diversification impact, that it had. By the way, those things weren't bad and it is true that they create diversification, but their actual, pure diversification benefit has diminished as larger pools of capital are invested more globally around the world.

But we all think about our equity businesses being a beta of 1. Well, why should ever manager that we have on the long-only equity side be a beta of 1? We do invest in hedge funds. They have less than 1 beta. So, why shouldn't long-only managers also be thought about -- or think about having betas of less than 1?

We also don't think about the factor exposure in equities. We don't think about what managers are investing in short-duration equities versus long-duration equities. What do I mean by that?

So, a company whose earnings are certain or relatively certain with a high dividend in a very high discount rate environment are going to have a higher net present value than a company that's growing, either from growth, or because it has value earnings that are going to accelerate over time. Those longer-duration assets or long-duration securities, much less present value and much more volatile in the market.

So, rather than abandon what we know actually produces value over time, excuse the pun, which is cheap cash flows, we don't want to do that. We are still committed to the large-cap equity strategies we had, but we want investors to think about their portfolios slightly differently and say, look, if you've decided that you want no exposure to long-term cash flows that are cheap and will grow, we just think that's dead wrong. If you agree that you need some exposure, we can debate what manager, but you ought to have some exposure.

Now, you need some exposure to short-duration equity and you need exposure to all these other asset classes. And what about betas? Why should they all be 1? Maybe they should be 0.5 or 0.6 or 0.7.

So, what we're trying to do is to approach investors and explain none of us have the governance capability to move into short duration, out of short duration into betas of 1, down to betas of 0.5 with the market timing that produces results. So, what we actually need -- and, by the way, none of us thought that we were smart enough to do large cap, small cap, value growth. That was always for diversification. Same applies to this.

So, we have to have some diversification in our portfolios and what we're trying to do is to create a platform of investing services in the equity business that allows clients to do that. The core vehicle for that is the private client business. That's what makes us unique, the private client business, because we can actually allocate the private client's capital to those different factors and those different services.

That's where we're trying to go. Nobody said it was easy.

Sure.

Unidentified Audience Member

(inaudible question -- microphone inaccessible)

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Final Transcript
Nov 15, 2011 / 08:00PM GMT, AB - AllianceBernstein Holding LP at Bank of America Merrill Lynch Banking and Financial Services Conference

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

I've got 3 minutes and 54 seconds left.

Unidentified Audience Member

What are you seeing in terms of institutional mandate searches, activity with consultants and advisors?

Peter Kraus - AllianceBernstein Holding L.P. - Chairman and CEO

Well, as I said in my comments, we went through a couple of years where it was pretty tough. But in the last, even six months, certainly the last three months, we've had significantly improved discussions with consultants. It's not like we stopped talking to them, but they're now talking to us and to answer the gentleman's question in the back, some actually are approaching us and saying, we keep looking for deep value managers. There aren't any left. And the reason why there aren't a lot left is because most people migrated away from that strategy because it wasn't performing particularly well. And we can all argue whether that's right or wrong, but that's one place where we see it.

We see increased activity in the multi-asset DAA space, EMMA space, significant activity in fixed income, SMID, small cap, specialized equity services, and in this lower volatility, long-only space and in the hedge funds that we have developed. Not all the hedge funds -- some are new, but in many of the hedge funds we have.

So, that's making us feel more optimistic about how we can actually build the business. Now, we know that that's a process. We've done that before, It takes five years to actually make that really big. But once you get started and if you continue to have performance, we will have success. And given our relationship with consultants and the significant influence that we've had with those organizations over time, I suspect we will be successful there.

Well, thank you very much.

Cynthia Mayer - BofA Merrill Lynch - Analyst

Thank you very much.

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